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Roche's Offer to Acquire Illumina

February 2012

This presentation contains certain forward-looking statements. These forward-looking statements may be identified by words such as 'believes', 'expects', 'anticipates', 'projects', 'intends', 'should', 'seeks',
'estimates', 'future' or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. Various factors may cause actual results to differ materially in the future from those reflected in forward-looking statements contained in this presentation, among others:

1 pricing and product initiatives of competitors;
2 legislative and regulatory developments and economic conditions;
3 delay or inability in obtaining regulatory approvals or bringing products to market;
4 fluctuations in currency exchange rates and general financial market conditions;
5 uncertainties in the discovery, development or marketing of new products or new uses of existing products, including without limitation negative results of clinical trials or research projects, unexpected side-effects of pipeline or marketed products;
6 increased government pricing pressures;
7 interruptions in production;
8 loss of or inability to obtain adequate protection for intellectual property rights;
9 litigation;
10 loss of key executives or other employees; and
11 adverse publicity and news coverage.

Any statements regarding earnings per share growth is not a profit forecast and should not be interpreted to mean that Roche's earnings or earnings per share for this year or any subsequent period will necessarily match or exceed the historical published earnings or earnings per share of Roche.

For marketed products discussed in this presentation, please see full prescribing information on our website
- www.roche.com

All mentioned trademarks are legally protected.

                                                          2

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-----------------------------------------------------------
Offer Summary
-----------------------------------------------------------
Illumina Growth Perspectives
Illumina Share Price Perspectives
Offer Price Rationale
Conclusion

                                                          3

Acquisition Rationale

[o] Strengthen Roche's participation in increasingly important sequencing market
[o] Complementary technologies in Genetics/Genomics research and routine diagnostics
[o] Leverage Roche's diagnostics expertise to drive biomarker discovery
[o] Combined capabilities and global reach will help accelerate the transition of sequencing into clinical and routine diagnostics
[o] Roche is well-positioned to withstand uncertainty around government spending and make the type of investments required for long-term success

                                                          4

Offer Summary

Roche's all-cash offer of $44.50 per share is highly attractive, providing full and certain value to Illumina's shareholders.

Consideration                                   [o] $44.50 per share, all-cash

Unaffected Price                                [o] $27.17 on 12/21/2011
Premium                                         [o] 64% to unaffected 1-day (1)
                                                [o] 61% to unaffected 1-month average
Valuation                                       [o] 29.5x 2012E net income based on current estimates (2)
                                                [o] 18.5x LTM EBITDA (3)
Financing                                       [o] No condition, financed from available cash on Roche's
                                                    balance sheet and/or borrowings under its credit
                                                    facilities
Shareholder Proposals                           [o] Roche has nominated six highly qualified independent
                                                    directors for Illumina's Board
                                                [o] Roche has proposed to amend Illumina's bylaws to
                                                    expand Illumina's Board so that Roche-nominated
                                                    directors will comprise a majority

Source: FactSet, Capital IQ, I/B/E/S consensus, Bloomberg.
(1)     Premiums based on unaffected closing share price of $27.17 on 12/21/2011, the day prior to market rumors about a potential acquisition of Illumina by Roche.
(2)     Based on I/B/E/S consensus estimate as of 2/24/2012.
(3)     LTM as of 12/31/2011.

                                                          5

Situation Overview

After multiple attempts to engage with Illumina were rebuffed, Roche has taken its offer directly to Illumina's shareholders.

[o]  On November 1, 2011, a member of Roche's Board spoke with Illumina's Chairman and expressed Roche's interest in Illumina and requested a meeting. Illumina agreed to a meeting in San Diego on December 13,
     2011

[o]  On December 13, 2011, Roche's Chairman and the Roche Board member met with Illumina's CEO and Chairman to discuss Roche's strategic interest in Illumina

[o]  On December 21, 2011, Roche's Chairman indicated to Illumina that Roche would be willing to consider a price of up to 50% over Illumina's then-current share price of $26.71

          - On December 22, 2011, a news story was published speculating about a transaction between the parties, causing Illumina's stock price to jump by 7%

[o]  On December 28, 2011, Illumina's CEO told Roche's Chairman that Illumina would probably be unable to convene its Board until the end of January, but would try to consider the Roche proposal sooner than that

[o]  On January 3, 2012, Roche sent Illumina a private letter to formally propose an all-cash offer of $40.00 per share

[o]  On January 17, 2012, Illumina convened a Board meeting and on January 19, its CEO sent a letter to Roche formally rejecting the $40.00 per share offer

[o]  On January 25, 2012, Roche announced an all-cash offer to acquire Illumina for $44.50 per share

[o]  On January 31, 2012, Roche announced its nomination of a slate of six independent directors and intention to expand the size of Illumina's Board

[o]  On February 7, 2012, Illumina's Board unanimously recommended that shareholders reject Roche's offer

                                                          6

Key Claims

Key Claims Made by Illumina to its Shareholders	Roche's Rationale for Illumina Shareholders
• Illumina and its industry as a whole have substantial growth opportunities • Illumina has a promising product portfolio	• Due to worldwide economic constraints and Illumina's sales dependency on public research institutions, analysts have a diminishing outlook on Illumina and the sector as a whole • Illumina management recently issued its lowest growth guidance ever • The median analyst price target pre-offer was $34 • Under Roche, Illumina has more attractive long-term growth potential
• Roche is attempting to take advantage of depressed stock levels	• Implied 18.5x LTM EBITDA and 5.6x LTM Revenue multiples are highly attractive relative to comparable precedent transactions • Implied 29.5x 2012E earnings and 1.78x 2012E P/E/G multiples are highly attractive relative to comparable company trading multiples • Trading at current forward P/E/G of 2.13x (1), 20% above the 3-year high - However, absent Roche's offer, Illumina would likely trade at much lower levels
• Illumina management has a proven track record	• Illumina missed quarterly earnings twice in 2011 • In the face of a declining market price, Illumina's lack of share or warrant repurchase activity calls into question Illumina's belief that its Q4 stock price is a "temporary dislocation"
• Roche's offer conditions create uncertainty	• Roche's offer provides attractive value and certainty for Illumina shareholders • Highly qualified independent director nominees to act in best interests of Illumina shareholders • Many of the conditions are within the control of the Illumina Board to satisfy

7

Source: FactSet, Capital IQ, I/B/E/S consensus, Bloomberg.
Note: LTM as of 12/31/2011.
(1) Assumes midpoint of Illumina management 2012E EPS guidance of $1.40 - $1.50, long term consensus growth rate of 16.6%, and current stock price of $51.22 (as of 2/24/2012).

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Offer Summary
-------------------------------------------------------------
Illumina Growth Perspectives
-------------------------------------------------------------
Illumina Share Price Perspectives
Offer Price Rationale
Conclusion

                                                          8

Heightened Competition Increases Uncertainty of Illumina's Growth Prospects

Oxford Nanopore Life Technologies

[o]  On February 17, 2012, Oxford Nanopore unveiled high performance electronic sequencing devices GridION and
     MinION

[o]  MinION System, a disposable DNA sequencing device the size of a USB memory stick, is expected to price at less than $900 per unit and is capable of sequencing DNA directly from blood with throughput of 10's of
     Gb per 24 hours

[o]  Analysts believe Oxford Nanopore's new devices could have a disruptive effect on the DNA sequencing market and may dampen future growth potential for Illumina

[o]  On January 10, 2012, Life Technologies announced it had begun taking orders for its new $149,000 benchtop
     Ion Proton Sequencer that is designed to sequence the entire human genome in a day for $1,000

[o]  Analysts believe Ion Proton will make Life Technologies newly competitive in the highend sequencing market (currently dominated by Illumina) and also may improve Life Technologies' offerings to small research labs and clinical settings

"For both LIFE and ILMN this will lead to questions on the future growth potential (especially in 2013 and beyond) for their sequencing franchises and we are seeing that in the pressure that both stocks are under today. While the Roche takeout attempt has provided some support for ILMN shares, much of the multiple expansion in LIFE shares in 2012 has been driven by excitement for their PGM/Ion Proton sequencing technology.
Today's presentation from ONT could dampen much of that enthusiasm for LIFE."

- Credit Suisse, February 17, 2012

"Oxford Nanopore Exceeds Expectations. In what has been an otherwise quiet AGBT, privately held Oxford
Nanopore presented additional details on the company's sequencing pipeline. While it is not a surprise that the company is planning to launch a sequencer in 2H2012, we believe newly revealed plans for a "thumb-drive"
like sequencer, the initial pricing plans, and initial specs exceeded expectations. While we will present more details in our wrap up note, some highlights include up to 40K bp reads, an error rate of only 4%, and pricing that is well below the competition (including an option for virtually no capital cost)."

- Cowen, February 17, 2012

"The data was well above expectations in almost every way: throughput, read length, ease of use, level of sample prep, accuracy, run time and costs... Although we need to see how the technology behaves in the hands of scientists, if it works as promised and ONT can execute on its commercialization plan, then this could have a disruptive effect on the DNA sequencing market and is a negative for sequencing companies like LIFE, ILMN and PACB, as well as array providers like AFFX."

- Bank of America Merrill Lynch, February 17, 2012

"Today, Life Technologies announced the release of a new DNA sequencer, the Ion Proton. Priced at $149k, this is a natural product line extension over the PGM (priced at $49,000) and shipments will begin in mid-2012, with early access customers receiving the system in early 2Q12. The first chip (Proton 1 - for exome sequencing, $699) will be available in mid-2012 and the second (Proton II - for whole human genome sequencing,
$1,000) will be available about 6 months later (YE2012)."

"The introduction of the Ion Proton will crowd the high-end of the DNA sequencing market with its unique capabilities - namely speed. We also note the quality of early access customers referenced in the press release (Nusbaum at Broad, Gibbs at Baylor, Lifton at Yale), all of whom are leading minds in the field and whose opinions will carry weight among customers. We therefore view this news as a negative for competing high-end platforms (Illumina HiSeq, Life Technologies SOLiD, Pacific Biosciences RS) given the constrained funding environment."

- Goldman Sachs, January 10, 2012

"Ion Proton specs imply a game changer. In addition to per genome and system cost, the Ion Proton is purported to bring industry leading speed without the need for an outsized IT investment. Even without details on accuracy, systems specs imply serious competition for other NGS providers."

"Based on the technology underpinning the Ion Torrent, the Ion Proton will be able to sequence a genome in one day for $1,000. Life will strategically target Illumina's core HiSeq markets: genomic centers, mid size labs, cores and centralized testing labs."

- Oppenheimer, January 10, 2012

                                                     9

Gene Sequencing Market Continues to Mature

Illumina's statements around its substantial near term growth opportunities are not consistent with the views of the broader equity research community.

[o]  Technological innovation continues to put pressure on pricing

[o]  Growth prospects have weakened, as macro-economic headwinds as well as government and institutional/academic funding constraints pose secular challenges

Diminishing Outlook on the Sector

"Although it remains to be seen how future specifications will evolve, the one certainty today is that we are in for a period of heightened competition for share across the throughput spectrum in sequencing, with the Ion
PGM vs. MiSeq at the low throughput end, and the Ion Proton vs. the HiSeq at the high throughput end. This battle for share will likely play out as costs decline and profitability for sequencing providers potentially comes under pressure. Also, note that the backdrop is one of funding constraints (concerns of significant cuts to the NIH budget in 2013, European macro pressures)."

Barclays, January 11, 2012

Illumina 2-Year Forward Growth Expectations       Illumina 2-Year Forward Growth Expectations
(Revenue CAGR)(1)                                 (Adjusted EPS CAGR) (1)

[graphic omitted]                                 [graphic omitted]

Source: Company filings, Capital IQ.
(1)     2-Year forward growth expectations based on prior year actual results and 2-year forward I/B/E/S consensus estimates as of January 1 of the respective year.

                                                     10

Diminishing Illumina Growth Prospects

Lowest growth guidance ever provided by Illumina management despite the disappointing 2011 results, which provided a lower base for year-over-year comparison in 2012.

Illumina Management Guidance

Revenue

[graphic omitted]

Adjusted EPS (2)

[graphic omitted]

Source: Company filings and Bloomberg.
Note:   Guidance reflects initial guidance provided by Illumina management for the upcoming year.
(1)     Reflects midpoint of 2012E revenue guidance of $1,100 - $1,175mm and EPS guidance of $1.40 - $1.50.
(2)     2007-2011 guidance based on initially reported Adjusted EPS; 2008 guidance adjusted by estimated stock based compensation expense based on 2007 amount.

                                                     11

Offer Summary

Illumina Growth Perspectives
------------------------------------------------------
Illumina Share Price Perspectives
------------------------------------------------------
Offer Price Rationale
Conclusion

                                                     12

Illumina's Share Price Has Underperformed Peers

Over the past year, Illumina has underperformed its peers and the broader market.

[graphic omitted]

Recent Management Performance

[o]   Missed quarterly earnings twice in 2011
[o]   Suspended forward guidance in October 2011
[o]   Refused to engage in dialogue with Roche

Source: FactSet as of 1/24/2012.
Note:   Peer Index includes Thermo Fisher, Becton, Dickinson, Agilent, Life Technologies, Sigma-Aldrich, Waters,
        Mettler-Toledo, Qiagen, PerkinElmer, Bio-Rad Laboratories, Bruker and Techne. Stock price data weighted based on market capitalization.

                                                     13

Illumina Share Price Decline Driven by Diminishing Growth Prospects

Illumina Share Price Post Earnings                Illumina 2-Year Forward Growth Estimates
Release(1)                                        (Adjusted EPS)

[graphic omitted]                                 [graphic omitted]

Source: FactSet, Capital IQ, I/B/E/S consensus.
Note:   2-Year forward growth estimates based on growth estimates for following eight quarters.
(1)     Post earnings release prices and growth estimates as of 2/9/2011, 4/27/2011, 7/27/2011 and 10/25/2011.
(2)     Pre-offer price as of 1/10/2012, the day Illumina pre-announced 2011 revenue and adjusted EPS.

                                                     14

Illumina Valuation Over Time

Until recently, Illumina's projected revenue and net income growth were well above its peer average. As this gap in growth between Illumina and its peers has closed, the gap in valuation between them has narrowed.

Share Price Performance Since January 2009

[o]  Prior to the Q2 2010 stock run up, Illumina had traded between $20 - $40 for ~3 years

[o]  Run-up was driven by significant growth expectations
     - Justifying premium P/E multiple to peers

[o]  Similarly, recent stock price has been driven by meaningful decline in growth prospects
    - Still traded at premium P/E despite lower growth expectations relative to peers

[graphic omitted]

Valuation

1. Start of Run-up (Q1 2010)        2. Peak Period (Q1 2011)        3. Unaffected(1)

[graphic omitted]                   [graphic omitted]               [graphic omitted]

Source: Company filings, FactSet, I/B/E/S consensus.
Note:   Equity value and estimates as of 10-days post announcement; net income represents non-GAAP adjusted net income.
(1)     Calculated using Illumina's share price of $27.17, publicly available filings and consensus analyst estimates as of December 21, 2011, the day prior to market rumors about a potential acquisition of
        Illumina by Roche.

                                                     15

Illumina Rolling NTM P/E/G Analysis

Roche's offer implies a price-to-earnings-growth ratio that is approximately equal to Illumina's three-year high and above its three-year average.

[o]  Based on Illumina's current price, management's 2012 EPS guidance of $1.45 and its long-term EPS growth of 16.6%, the company trades at a forward P/E/G of 2.13x (1)
       - 20% higher than any multiple it has traded at for the past 3 years

[graphic omitted]

Source: Company filings, Bloomberg, Capital IQ, I/B/E/S consensus, and FactSet.
(1)     Assumes midpoint of Illumina management 2012E EPS guidance of $1.40 - $1.50, long term consensus growth rate of 16.6%, and current stock price of $51.22 (as of 2/24/2012).
(2)     Calculated using Illumina's share price of $37.69, publicly available filings and research consensus estimates as of January 24, 2012, the day prior to the public announcement of Roche's offer of $44.50 per share for Illumina.
(3)     Calculated using Illumina's share price of $27.17 as of 12/21/2011, the day prior to market rumors about a potential acquisition of Illumina by Roche, publicly available filings and consensus analyst estimates as of January 24, 2012, the day prior to the public announcement of Roche's offer of $44.50 per share for
        Illumina.

                                                     16

Absent Roche's Offer, Illumina Would Likely be Trading at Much Lower Levels

P/E/G Adj. Price

[graphic omitted]

Source: Company filings, Bloomberg, Capital IQ, I/B/E/S consensus, and FactSet.
(1)     Reflects midpoint of Illumina 2012E EPS management guidance of $1.40 - $1.50.

                                                     17

Absent Roche's Offer, Illumina Would Likely be Trading at Much Lower Levels (Cont'd)

Estimated Unaffected Price

[graphic omitted]

Source: FactSet as of 2/24/2012.
Notes:  Peer Index includes Thermo Fisher, Becton, Dickinson, Agilent, Life Technologies, Sigma-Aldrich,
        Waters, Mettler-Toledo, Qiagen, PerkinElmer, Bio-Rad Laboratories, Bruker and Techne. Stock price data weighted based on market capitalization.
(1)     Based on unaffected closing share price of $27.17 on 12/21/2011, the day prior to market rumors about a potential acquisition of Illumina by Roche.

                                                     18

Absent Roche's Offer, Illumina Would Likely be Trading at Much Lower Levels (Cont'd)

P/E Adj. Price

[o]  Starting point is Illumina's P/E multiple as of 12/21 (17.8x), which represents a premium of 4.8x compared to the peer median of 13.0x (1)

[o]  From 12/22 to 1/9, Illumina's multiple is assumed to be 4.8x higher than the median of its peers

[o]  On 1/10 (day of JPMorgan Conference announcement), Illumina's multiple increases by 0.8x (from 21.0x to
     21.8x) whereas the peer's median multiple increases by 0.1x, representing a premium of 0.7x for Illumina(2)

[o]  On 1/11 and after, Illumina's multiple is assumed to be 5.5x higher (an increase of 0.7x from the previous 4.8x) than the median of its peers

[graphic omitted]

Source: Company filings, Bloomberg, Capital IQ, I/B/E/S consensus, and FactSet.
Note:   Reflects midpoint of Illumina 2012E EPS management guidance of $1.40 - $1.50.
(1)     Based on unaffected closing share price of $27.17 on 12/21/2011, the day prior to market rumors about a potential acquisition of Illumina by Roche.
(2)     Reflects incremental P/E multiple expansion vs. peers post JPMorgan Healthcare conference and earnings pre-release on 1/10/2012.

                                                     19

Illumina's Business Faces Significant Challenges

- All-cash offer transfers 100% of risk from Illumina's shareholders to Roche
- Maturing market and unsettled global economic conditions imply reduced growth prospects
- Uncertainty around longer-term outlook for genetic funding by NIH and other U.S. and foreign government organizations
  - Illumina's sales are vulnerable due to its highly concentrated sales exposure to government and academic spending
- Increasingly competitive landscape
  - Recent Life Technologies and Oxford Nanopore announcements around new product introduction / enhanced product capabilities
- Advances in technology
  - Single molecule / nanopore technologies currently being developed
- Speculative nature around Illumina's announced single molecule chemistry
  - Multiple competitors in R&D
- Illumina has little experience in regulated areas such as diagnostics that require significant biological expertise as well as interactions with the FDA
- Illumina meaningfully complements Roche's strategy around enabling personalized healthcare
  - Roche is willing to take a longer term view in light of strategic importance
  - Utilize Roche's comprehensive diagnostic expertise and global reach to accelerate transition of sequencing to routine clinical use
  - Roche provides capabilities and reach that Illumina does not possess in-house

20

Roche Has the Ability to Grow Illumina's Business Over Long Term

[o]  Roche is better positioned to make the type of investments that are required for long term success

     -    Roche is uniquely positioned to expand Illumina's end markets from both a geographic and customer mix perspective

     -    Rapidly evolving technologies may put additional risk to Illumina's business over the next several years

     -    Funding environment may remain challenging for an extended period of time

     -    Roche intends to invest in growth, key employees and technologies

[o]  Illumina is a strong fit with Roche's diagnostics and Applied Science business and complements Roche's portfolio in sequencing and microarrays and strengthens offering in genomics research and diagnostics

     -    The combined capabilities will strengthen Roche's position in sequencing and microarrays to address the growing demand for genetic / genomic solutions

     -    An acquisition of Illumina will strengthen Roche's position in the life science and diagnostics market

     -    Roche's extensive diagnostics experience and global presence could help accelerate the transition of
          DNA sequencing into clinical and routine diagnostics

                                                     21

Illumina 2012 Guidance in Line with Pre-JPM Healthcare Conference Consensus Estimates

- Illumina's pre-announcement of earnings and signal on 2012 guidance had minimal impact on analysts' price targets
- Pre-JPM Healthcare Conference, the median Illumina price target was $32

Broker	Pre-JPM Conference Metrics		Comparison to Company Guidance [1]		Price Target
	Date	2012E Revenue ($mm)	$mm Variance	% Variance	Pre-JPM
Credit Suisse	1/9/2012	$1,070	$67	6.3%	$30.00
Piper	1/6/2012	1,137	0	0.0%	30.00
Cantor Fitzgerald	1/5/2012	1,122	16	1.4%	35.00
William Blair	1/4/2012	1,088	50	4.5%	N.A.
BAML	1/4/2012	1,055	83	7.8%	32.00
UBS	1/4/2012	1,115	23	2.0%	32.00
Wedbush	12/8/2011	1,145	(8)	(0.7%)	35.00
Cowen	12/5/2011	1,093	44	4.0%	N.A.
Credit Agricole	11/30/2011	1,105	33	2.9%	30.00
Macquarie	11/25/2011	1,063	75	7.0%	27.00
RBC	10/27/2011	1,147	(9)	(0.8%)	29.00
Maxim	10/26/2011	1,168	(31)	(2.6%)	N.A.
Barclays	10/26/2011	1,126	12	1.0%	33.00
Goldman Sachs	10/26/2011	1,080	57	5.3%	32.00
Auriga	10/26/2011	1,206	(69)	(5.7%)	47.00
Baird	10/26/2011	1,108	29	2.6%	30.00
Deutsche Bank	10/25/2011	1,040	98	9.4%	29.50
Leerink	10/25/2011	1,079	59	5.4%	N.A.
JPMorgan	10/25/2011	1,004	134	13.3%	44.00
Mizuho	10/25/2011	1,185	(47)	(4.0%)	40.00
Oppenheimer	10/25/2011	1,046	92	8.7%	N.A.
	Mean	**$1,104**	**$34**	**3.2%**	**$33.47**
	Median	**$1,105**	**$33**	**2.9%**	**$32.00**

22

Source: Wall Street research.
(1) As compared to $1,138 million, the midpoint of Company guidance of $1,100 to $1,175 million for 2012E sales

Illumina's Actions Suggest Bearish View of Stock Price

[o]  Throughout the first half of 2011, Illumina repurchased stock in the $60's and $70's

[o]  However, after suspending forward guidance and highlighting a pull-back in academic research spending,
     Illumina ceased its share repurchases

[o]  Most recently in its 14D-9, Illumina stated that its recent stock price decline is a "temporary dislocation"

[o]  If Illumina believed its stock price were temporarily dislocated, prudent corporate finance would have been to execute a meaningful share repurchase or retire the out-of-the money warrants, especially given ample cash flow generation in Q4 2011

     -    Such lack of activity (after previously buying back shares at high price levels) calls into question whether Illumina viewed its Q4 stock price as a "temporary" dislocation

Q2'2011 Buyback: $28mm
($71.07 avg. cost per share)

Q4'2011: Did not buy back
any shares or warrants

Q1'2011 Buyback: $338mm
($64.53 avg. cost per share)

Q3'2011 Buyback: $204mm
($56.89 avg. cost per share)
Share Price

[graphic omitted]

Source: Company filings.

                                                     23

Illumina's Actions Suggest Bearish View of Stock Price (Cont'd)

[o]  When Illumina repurchased its 2014 convertible debt and unwound the corresponding bond hedge (Illumina's right to purchase 18.3mm Illumina shares at $21.83), Illumina did not retire warrants related to the convertible bond call spread (counter-parties' right to purchase 18.3mm Illumina shares at $31.435)

[o]  In Q4 2011, the intrinsic value of the warrants was $0 (as Illumina's share price was below the warrant strike price)

     -    Given Illumina's cash balance of $1.1bn, the company had sufficient means to extinguish the warrants

[o]  If Illumina believed its stock price was only temporarily dislocated, an attractive alternative would have been for Illumina to repurchase the warrants from Goldman Sachs and Deutsche Bank

     -    Using assumptions from the 14D-9, it is clear that the value of this unbounded liability can grow by hundreds of millions of dollars if Illumina's stock price recovers

     -    Leaving such a volatile and unbounded liability in place contradicts Illumina's stated belief of
          "temporary" dislocation in their Q4 stock price

Pre-Offer
Intrinsic Value of
Counterparty Warrants

Pre-Offer
Time Value of
Counterparty Warrants

Post-Offer
Intrinsic and Time Value of
Counterparty Warrants

[graphic omitted]

Source: Company filings.
Note:   All warrant values based on implied volatility of 61.1%, derived from 14D-9 disclosure calculated by assuming the $273 million estimated in the 14D-9 to be owed to Goldman Sachs if the Roche $44.50 offer were consummated on February 6, 2012 represents the aggregate value of the warrants held by Goldman
        Sachs; full warrant value based on grossing up the $273mm estimated to be owed to Goldman Sachs in the
        14D-9 to include the amount of warrants held by other counterparties.
(1)     Represented illustrative warrant value as of unaffected date.

                                                     24

[logo]

Offer Summary
Illumina Growth Perspectives
Illumina Share Price Perspectives
------------------------------------------------------
Offer Price Rationale
------------------------------------------------------
Conclusion

                                                     25

Offer Multiples Above All Peers

Roche's offer values Illumina well above any of its peers based upon a P/E multiple. Even after adjusting for growth, the P/E/G multiple is well above the peer median P/E/G.

2012E P/E

[graphic omitted]

2012E P/E/G

[graphic omitted]

Source: Company filings, Bloomberg, Capital IQ, I/B/E/S consensus, analyst research as of 2/24/2012.
Note:   All Illumina statistics excluded from median calculations. Financials have been calendarized to 12/31 FYE.
(1)     Represents an offer price of $44.50 per share.
(2)     Calculated using Illumina's share price of $37.69, publicly available filings and I/B/E/S consensus estimates as of January 24, 2012, the day prior to the public announcement of Roche's offer of $44.50 per share for Illumina.
(3)     Calculated using Illumina's share price of $27.17 on December 21, 2011, the day prior to market rumors about a potential acquisition of Illumina by Roche, and publicly available filings and I/B/E/S consensus estimates as of January 24, 2012.

                                                     26

Offer Multiples Above Precedents

Roche's offer is at the high end of valuation multiples paid in recent precedent life science tools transactions.

Enterprise Value / LTM Revenue

[graphic omitted]

Enterprise Value / LTM EBITDA

[graphic omitted]

Source: Company filings, Bloomberg, Capital IQ, I/B/E/S consensus.
Note:   Includes selected announced, closed and effective transactions since 2006 in the biotechnology research equipment manufacturing and biological products and life sciences tools industries. Roche offer excluded from median calculations. LTM Illumina statistics as of 12/31/2011.

                                                     27

Offer Premiums Above Precedent Transactions

Unaffected Premiums

1 Day Premiums                  1 Month Average Premiums

[graphic omitted]

Source: Company filings, Bloomberg, FactSet.
Note:   Includes announced, closed and effective transactions since 2006 in the biotechnology research equipment manufacturing and biological products and life sciences tools industries Roche offer excluded from median calculations.
        1 day and 1 month average based on starting date of 12/21/2011, the day prior to market rumors about a potential acquisition of Illumina by Roche.

                                                     28

Offer Summary
Illumina Growth Perspectives
Illumina Share Price Perspectives
Offer Price Rationale
------------------------------------------------------
Conclusion
------------------------------------------------------

                                                     29

Roche's Offer Represents Value Certainty Amidst Significant Headwinds

[o]  $44.50 all-cash offer provides attractive value today for Illumina shareholders

     -    Roche to hold all risk related to increasing competitive pressures and tightening fiscal policy related to government funding

     -    Removes execution risk around shift in customer and geographic focus

          [o]  Illumina has little experience in regulated areas such as diagnostics that require significant biological expertise as well as interactions with the FDA

     -    Not contingent on financing

     -    Roche stands ready, willing, and able to engage in substantive dialogue with Illumina

          [o]  Can move quickly through accelerated due diligence to reach a negotiated agreement

          [o]  Extensive team from Roche and its advisors ready to engage

                                                     30

Appendix

                                                     31

Illumina Stock Performance

Over the past year, Illumina has underperformed its peers and the broader market.

[o]  Illumina's stock dropped as much as 60% from its 52-week high because of several factors, including:

     -    Twice-lowered revenue guidance after a drop in orders due to the constrained government spending environment

          [o]  Government and academic clients account for 80% of Illumina's sales

          [o]  Demand for its products was boosted by the 2009 stimulus package, but this funding is being reduced

     -    A shift in buyer preferences from high-cost, high-capacity machines ($500k+) to low-cost, low-capacity machines ($50k+) and uncertainty around this product line transition

     -    Increased competition in its low-cost product line from Life Technologies and Oxford Nanopore

[o]  Illumina is still facing revenue headwinds due to an unclear government spending picture

     -    Visibility of the FY 2013 budget for the National Institute of Health (NIH) remains clouded

     -    The NIH is a significant customer of Illumina (approximately one-third of sales)

[o]  Illumina's pre-announcement of 2011 earnings at the JPMorgan Healthcare Conference in mid-January was
     seen as a positive sign for the company

     -    Illumina also introduced the HiSeq 2500, which can sequence an entire human genome in a day and will help Illumina match competitive threats from Life Technologies and Oxford Nanopore

     -    However, in spite of these positive announcements, Illumina's stock price only increased 3.7% on the day of announcement

[o]  Illumina reinstated guidance for FY 2012 on its Q4 2011 earnings call, removing substantial amount of near-term uncertainty

     -    However, Illumina management provided lowest ever growth guidance

     -    Guidance was in-line with where analysts were before the JPMorgan Healthcare Conference when median price target was $32.00 per share 32

Source: FactSet, Bloomberg.

                                                     32

Summary Evaluation of Offer Price

[o]  Higher cash value relative to Illumina's unaffected share price, particularly in a period of market uncertainty

     -    Implies 1-day, 1-week and 1-month average premiums of 64%, 66% and 61%, respectively (1)

     -    Since 2006, similar life sciences tools industry transactions have seen average premiums between 30%
          and 40% over similar periods (2)

[o]  Above transaction premiums paid in precedent unsolicited transactions

     -    Comparable transaction set includes median premiums to the unaffected stock price prior to announcement of 54%, 51% and 49% for 1-day, 1-week and 1-month, respectively (3)

[o]  Implies a valuation multiple of 29.5x 2012E net income, which is higher than the company's publicly traded peers (4)

     -    Core comparable set exhibits median multiples of 16.4x 2012E net income (5)

     -    Offer implies a P/E/G ratio of 1.78x, which is at the high end of the range of Illumina's peers

[o]  Implies 1-day and 1-month average premiums of 64% and 61%, respectively, and LTM revenue and EBITDA multiples of 5.6x and 18.5x, respectively, which are above precedent life science tools transactions
     (1)(2)(6)

     -    The precedent transactions have median 1-day and 1-month average premiums to the unaffected stock price of 33% and 37%, respectively and LTM revenue and EBITDA multiples of 3.3x and 16.0x, respectively

[o]  Exceeds median Wall Street research analyst price target of $34.00 as of January 23, 2012

Source: FactSet, Capital IQ, I/B/E/S consensus, Bloomberg.
(1)     Premiums based on unaffected closing share price of $27.17 on 12/21/2011, the day prior to market rumors about a potential acquisition of Illumina by Roche.
(2)     Includes selected announced, closed and effective transactions with targets in the biotechnology research equipment manufacturers and biological products and life sciences tools and services manufacturers sectors since 2006.
(3)     Includes unsolicited transactions in all sectors over $1 billion with U.S. targets since 2000.
(4)     Based on I/B/E/S consensus.
(5)     Includes Thermo Fisher, Becton, Dickinson, Agilent, Life Technologies, Sigma-Aldrich, Waters,
        Mettler-Toledo, Qiagen, PerkinElmer, Bio-Rad Laboratories, Bruker and Techne.
(6)     LTM as of 12/31/2011.

                                                     33

Analyst Observations

Roche

CANTOR Fitzgerald

Sung Ji Nam
(2/8/2012)

"**What is debatable is Illumina's growth potential over the next 2-3 years (investment time horizon for the majority of the shareholders, in our view), which we estimate is significantly below market projections when shares were trading at >$70/share, as well as Illumina's potential for success in Dx as a standalone company (vs. under Roche).** Despite Illumina's breathtaking technologies, we think end market growth potential is a more important determinant for valuation, and with the sequencing based clinical diagnostic market still in early stages, 6-7x fwd sales valuation (as implied by share price of $60-70, at the high end of guidance) is unattractive even for Roche."

OPPENHEIMER

David Ferreiro
(2/8/2012)

"From our perspective the quarter was a mixed bag, as HiSeq consumable pull-through was marginally better sequentially **but well off the previous year's highs**. In addition, **microarray revenue was again down and management now sees this business as flattish in 2012**. On the bright side, demand for the MiSeq has been brisk with solid interest from clinical markets, underscoring the large bench-top NGS opportunity. **Guidance for 2012 seems achievable; however, the midpoint of revenue guidance will bring ILMN into uncharted territory of single digit growth, a reasonable scenario given the potential competition.**"

Deutsche Bank

Ross Muken
(2/7/2012)

"While we agree with management's view that near term academic funding uncertainty masks the longer term growth opportunities, we think that the **timeline for benefiting from these new markets remains highly uncertain.** "

34

[Roche logo]

We Innovate Healthcare

                                                     35

ADDITIONAL INFORMATION AND WHERE TO FIND IT

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